UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 18, 2010

FX Real Estate and Entertainment Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33902	36-4612924
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

650 Madison Avenue, 15th Floor, New York, New York		10022
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-796-8174

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 17, 2010, FX Real Estate and Entertainment Inc. (the "Company") entered into subscription agreements (the "Subscription Agreements") with certain of its directors, executive officers and greater than 10% stockholders (as named below in Item 3.02, the "Purchasers"), pursuant to which the Purchasers purchased from the Company an aggregate of 150 units (the "Units") at a purchase price of $1,000 per Unit. Each Unit consists of (x) one share of the Company’s newly created and issued Series B Convertible Preferred Stock, $0.01 par value per share (the "Series B Convertible Preferred Stock"), and (y) a warrant to purchase up to 12,507.8 shares of the Company’s common stock (such number of shares being equal to the product of (i) the initial stated value of $1,000 per share of Series B Convertible Preferred Stock divided by the weighted average closing price per share of the Company’s common stock as reported on the Pink Sheets over the 30-day period immediately preceding the closing date (the "Closing Price") and (ii) 200%) at an exercise price of $0.2399 per share (such exercise price representing 150% of the Closing Price) (the "Warrants"). The Warrants are exercisable for a period of 5 years.

The Company created 2,500 shares of Series B Convertible Stock by filing a Certificate of Designation (the "Series B Certificate of Designation") with the Secretary of State of the State of Delaware thereby amending its Amended and Restated Certificate of Incorporation, as amended. The Company issued and sold an aggregate of 150 shares of the Series B Convertible Preferred Stock as part of the Units and has 2,350 authorized shares of Series B Convertible Preferred Stock that remain available for future issuance under the Series B Certificate of Designation. The designation, powers, preferences and rights of the shares of Series B Convertible Preferred Stock and the qualifications, limitations and restrictions thereof are contained in the Series B Certificate of Designation and are summarized as follows:

• The shares of Series B Convertible Preferred Stock have an initial stated value of $1,000 per share, which is subject to increase periodically to include accrued and unpaid dividends thereon (as increased periodically, the "Stated Value").

• The shares of Series B Convertible Preferred Stock are entitled to receive quarterly cumulative cash dividends at a rate equal to 8% per annum of the Stated Value whenever funds are legally available and when and as declared by the Company’s board of directors. The dividend rights of the Series B Convertible Preferred Stock are on a parity with the dividend rights of the Company’s outstanding Series A Convertible Preferred Stock.

• Each share of Series B Convertible Stock are convertible into shares of Company common stock at a conversion prices equal to 120% of the weighted average closing price per share of Company common stock as reported on the Pink Sheets over the 30-day period immediately preceding the applicable date of issuance (the "Conversion Price"). The Conversion Price is subject to adjustment to give effect to dividends, stock splits, recapitalizations and similar events affecting the shares of Company common stock. The Conversion Price of the 150 shares of Series B Convertible Preferred Stock sold as part of the Units is $0.1919 per share.

• The shares of Series B Convertible Preferred Stock are convertible, at the option of the holders, into shares of Company common stock at the Conversion Price if at any time the closing price of the shares of Company common stock is at the Conversion Price for ten (10) consecutive trading days. The shares of Series B Convertible Preferred Stock are convertible each time for a period of 60-days thereafter.

• Upon the earlier of: (x) consummation of the Company’s sale (or series of related sales) of its capital stock (or securities convertible into its capital stock) from which the Company generates net proceeds of at least $25 million or (y) the fifth anniversary of the date of their issuance the Series B Convertible Preferred Stock shall automatically convert into the number of shares of Company common stock equal to the then current Stated Value divided by the Conversion Price.

• If at any time the closing price of the shares of Company common stock is at least 10 times the applicable weighted average closing price per share of Company common stock as reported on the Pink Sheets over the 30-day period immediately preceding the applicable date of issuance of a particular share of Series B Convertible Preferred Stock for fifteen (15) consecutive trading days, the Company may redeem the outstanding Series B Convertible Preferred Stock at the then current Stated Value. The shares of Series B Convertible Preferred Stock are redeemable each time in whole or in part for a period of 120-days thereafter. The closing price of a share of Company common stock at which the 150 shares of Series B Convertible Preferred Stock sold as part of the Units become redeemable is $1.59 per share.

• The shares of Series B Convertible Preferred Stock are senior in liquidation preference to the shares of Company common stock and on parity with the Company’s outstanding Series A Convertible Preferred Stock.

• The shares of Series B Convertible Preferred Stock vote on an as-converted to common stock basis as a class with the outstanding shares of Company common stock and the Company’s outstanding Series A Convertible Preferred Stock (on an as-converted to common stock basis) (except as otherwise required by the Series B Certificate of Designation or applicable law).

• The consent of the holders of 51% of the outstanding shares of Series B Convertible Preferred Stock shall be necessary for the Company to: (i) increase the authorized number of shares of Series B Convertible Preferred Stock or alter, amend or change any of the terms, designations, powers, privileges or rights or restrictions provided for the benefit of the Series B Convertible Preferred Stock; (ii) create or issue any Company capital stock (or any securities convertible into any Company capital stock) having rights, preferences or privileges senior to or on parity with the Series B Convertible Preferred Stock; or (iii) amend the Company’s Amended and Restated Certificate of Incorporation or Bylaws in a manner that is materially adverse to the Series B Convertible Preferred Stock.

• From the date on which at least 1,667 shares of Series B Convertible Preferred Stock are outstanding (the "Series B Director Commencement Date"), the Company’s board of directors is required to increase the its size by one member and cause such resulting vacancy to be filled by a director designated by the holders of a majority of the then outstanding shares of Series B Convertible Preferred Stock (the "Class B Director"). From the Series B Director Commencement Date until the date on which less than 50% of the shares of Series B Convertible Preferred Stock outstanding on the Series B Director Commencement Date are outstanding, the holders of the Series B Convertible Preferred Stock, voting as a separate class, have the right to elect one (1) Class B Director to the Company’s board of directors at each meeting of stockholders or each consent of the Company’s stockholders for the election of directors, and to remove from office such Class B Director and to fill the vacancy caused by the resignation, death or removal of such Class B Director. Each share of Series B Convertible Preferred Stock is entitled to one vote and any election or removal of the Class B Director shall be subject to the affirmative vote of the holders of a majority of the outstanding shares of Series B Convertible Preferred Stock.

The Closing Price of any shares of Series B Convertible Preferred Stock issued and sold after August 17, 2010 will vary because the Closing Price as determined under the Series B Certificate of Designation is equal to the weighted average closing price per share of Company common stock as reported on the Pink Sheets over the 30-day period immediately preceding the date of issuance of each such share. The variance in the Closing Prices of any shares of Series B Convertible Preferred Stock issued and sold after August 17, 2010 will also cause variances in their respective Conversion Prices and, as such, on the prices at which any such shares are redeemable and the amount of shares of Company common stock into which any such shares are convertible. The Stated Values of any shares of Series B Convertible Preferred Stock issued and sold after August 17, 2010 also may vary if dividends accrue thereon without being paid because of variances in the dates on which dividends thereon begin accruing. The designation, powers, preferences and rights of the shares of Series B Convertible Preferred Stock are on parity with those of the Company’s outstanding Series A Convertible Preferred Stock.

Because the transaction involved certain of the Company’s directors and their affiliates (see Item 3.02), the transaction was approved by a majority of the Company’s disinterested directors. The Company generated aggregate proceeds of $150,000 from the sale of the Units pursuant to the Subscription Agreements. The Company intends to use the proceeds to fund working capital requirements and for general corporate purposes.

The foregoing description of the Subscription Agreements, the Series B Convertible Preferred Stock and the Warrants is not complete and is qualified in its entirety by reference to the full text of the form of Subscription Agreement, the Series B Certificate of Designation and the form of Warrant, copies of which are filed herewith as Exhibits 10.1, 3.1 and 10.2, respectively, and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Subscription Agreements described in Item 1.01 above, the Company sold following equity securities in a private placement:
• Laura Baudo Sillerman, the spouse of Robert F.X. Sillerman, the Company’s Chairman and Chief Executive Officer, purchased 50 Units.
• Paul C. Kanavos, the Company’s President, and his spouse, Dayssi Olarte de Kanavos, purchased 50 Units.
• TTERB Living Trust, an affiliate of Brett Torino, a greater than 10% stockholder of the Company, purchased 50 Units.
These sales of securities were made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

Item 3.03 Material Modifications to Rights of Security Holders.

The disclosure contained above in Item 1.01 is hereby incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure contained above in Item 1.01 is hereby incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

3.1 Certificate of Designation of Series B Convertible Preferred Stock

4.1 Certificate of Designation of Series B Convertible Preferred Stock (reference is made to Exhibit 3.1)

10.1 Form of Subscription Agreement

10.2 Form of Warrant

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FX Real Estate and Entertainment Inc.

August 18, 2010	By:	Mitchell J. Nelson

Name: Mitchell J. Nelson
Title: Executive Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

3.1	Certificate of Designation of Series B Convertible Preferred Stock
4.1	Certificate of Designation of Series B Convertible Preferred Stock
10.1	Form of Subscription Agreement
10.2	Form of Warrant